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      EX-16.1
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             EXHIBIT 16.1

                                                                    EXHIBIT 16.1

                   [LETTERHEAD OF HOLLANDER, LUMER & CO., LLP]

February 10, 2000

Securities and Exchange Commission
450 - 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs:

We have been furnished with a copy of the response to Item 4 of Form 8-K/A for the event that occurred on January 3, 2000, to be filed by our former client, Focus Affiliates, Inc. We agree with the statements made in response to that Item, insofar as they relate to our firm.

Sincerely yours,

 /s/ HOLLANDER, LUMER & CO., LLP
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HOLLANDER, LUMER & CO., LLP